Exhibit 99.1

Ensysce Biosciences Receives Investigational New Drug Allowance for its Unique PF614-MPAR™ Opioid with Overdose Protection

New York, NY and San Diego, CA, April 28, 2021 — Ensysce Biosciences, Inc. (“Ensysce”) and Leisure Acquisition Corp. (“LACQ”) (NASDAQ: LACQ, LACQU, LACQW), a special purpose acquisition company formed for the purpose of effecting a merger, acquisition or similar business combination, announced today that Ensysce has received U.S. Food and Drug Administration (“FDA”) allowance for an Investigational New Drug (IND) application for PF614-MPAR™, a two-step extended-release oxycodone prodrug which is designed to provide abuse deterrent and overdose protection properties.

PF614-MPAR™ is designed as an extended-release oxycodone prodrug with both trypsin-activated abuse protection (TAAP) and overdose protection through multi-pill abuse resistance (MPAR™). TAAP chemical modification inactivates the active ingredient in PF614 and provides abuse deterrence, and the combination with the trypsin inhibitor, nafamostat, in MPAR™ is designed to provide the additional layer of overdose protection. The MPAR™ overdose protection technology has been demonstrated in animals and the Phase 1 study with PF614 is being conducted to further validate the MPAR™ overdose protection technology. Ensysce believes its TAAP prodrugs and MPAR products are differentiated from current marketed opioid technologies due to their ability to reduce the potential for abuse as well as overdose and, therefore, make the products safer to keep in the medicine cabinet.

The trial, “A Single Dose Study to Evaluate the Pharmacokinetics of oxycodone and PF614, when PF614 Solution is Co-Administered with Nafamostat, as an Immediate Release Solution and/or Extended Release (ER) Capsule Formulations in Healthy Subjects” is being conducted by Dr. Maricer Escalon MD, MS, MBA at Quotient Sciences - Miami, Inc.

“Ensysce is pleased to bring PF614-MPAR™ into clinical development with the financial support of the National Institute on Drug Abuse,” said Dr. Lynn Kirkpatrick, Chief Executive Officer of Ensysce Biosciences. “Importantly, our proprietary prodrug approach is highly differentiated from currently marketed opioid products and designed to significantly reduce abuse potential and overdose protection. We remain focused on our commitment to stem the prescription drug abuse epidemic and look forward to bringing our unique pipeline of products to the industry, which will ultimately provide safer options for both prescribers and patients.”

As previously announced, on February 1, 2021, Ensysce entered into a definitive agreement for a business combination with LACQ, which would result in Ensysce becoming a publicly listed company. Upon closing of the transaction, LACQ intends to change its name to Ensysce Biosciences, Inc. and remain on the Nasdaq Capital Market, listed under the new ticker symbol “ENSC”.

About Ensysce Biosciences

Ensysce Biosciences, San Diego, CA is a clinical-stage biotech company using its proprietary technology platforms to develop safer prescription drugs. Leveraging its Trypsin Activated Abuse Protection (TAAP™) and Multi-Pill Abuse Resistance (MPAR™) platforms, the Company is in the process of developing a new class of powerful, tamper-proof opioids that prevent both drug abuse and overdoses. Ensysce’s products are anticipated to provide safer options to treat severe pain and assist in preventing deaths caused by opioid abuse, reducing the human and economic cost. The platforms are covered by an extensive worldwide intellectual property portfolio for a wide array of prescription drug prodrug compositions. For more information, please visit www.ensysce.com.

About Leisure Acquisition Corp.

LACQ is a blank check company formed for the purpose of effecting a merger or other business combination with a target company. LACQ is led by Lorne Weil and Daniel Silvers and completed its Initial Public Offering in December 2017. LACQ is listed on the Nasdaq Capital Market (NASDAQ: LACQ). Additional information can be found at www.leisureacq.com.

Important Information and Where to Find It

This press release relates to a proposed transaction between Ensysce and LACQ. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, LACQ has filed or intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/ prospectus. Promptly after the registration statement is declared effective by the SEC, LACQ will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. Investors and security holders of LACQ are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that LACQ will file with the SEC when they become available because they will contain important information about LACQ, Ensysce and the transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by LACQ with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by LACQ with the SEC also may be obtained free of charge at LACQ’s website at www.leisureacq.com or upon written request to LACQ at 250 West 57th Street, Suite 415, New York, New York 10107, or by calling LACQ at (212) 565-6940.

Participants in the Solicitation

LACQ, Ensysce and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Leisure’s shareholders in connection with the proposed transaction. Information about LACQ’s and Ensysce’s directors and executive officers and their ownership of Leisure’s securities is set forth in Leisure’s Amendment No. 3 to the Registration Statement on Form S-4 filed with the SEC on April 21, 2021. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the final proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of LACQ, the combined company or Ensysce, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Ensysce’s business strategy, prospective milestones, cash resources and ability to obtain additional funding, current and prospective drug product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management teams of Ensysce and LACQ and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Ensysce and LACQ. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that the potential product candidates that Ensysce develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that Ensysce will be unable to successfully market or gain market acceptance of its product candidates; the risk that Ensysce’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Ensysce has overestimated the size of the target market, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Ensysce’s business; the risk that third parties on which Ensysce depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Ensysce’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID-19 pandemic; the risk that Ensysce will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; the potential inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the stockholders of LACQ is not obtained; the risk that LACQ is unable to maintain the listing of its securities on the Nasdaq stock market; the risk that proceeds from Ensysce’s forward equity purchase facility may be less than anticipated; the risk of failure to realize the anticipated benefits of the proposed business combination; the amount of redemption requests made by LACQ’s stockholders, and those factors discussed in LACQ’s Form 10-K for the year ended December 31, 2020, under the heading “Risk Factors,” and other documents LACQ has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus. If any of these risks materialize or LACQ’s and Ensysce’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LACQ nor Ensysce presently know, or that neither LACQ nor Ensysce currently believe are material, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements do not reflect LACQ’s or Ensysce’s expectations, plans or forecasts of future events and views as of the date of this press release. Neither LACQ nor Ensysce anticipate that subsequent events and developments will cause LACQ’s and Ensysce’s assessments to change. However, LACQ and Ensysce specifically disclaim any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing LACQ’s or Ensysce’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Ensysce Biosciences Contacts

Lynn Kirkpatrick, PhD (CEO, Ensysce): +1 858-263-4196

Leisure Acquisition Corp. Contact

George Peng (CFO, LACQ): +1 646 565 6940

SOURCE Leisure Acquisition Corp.; Ensysce Biosciences, Inc.